UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): August 17, 2020
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Welbilt, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-37548	47-4625716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  2227 Welbilt Boulevard, New Port Richey, Florida 34655
(Address of principal executive offices) (ZIP code)

(727) 375-7010
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	WBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2020, the Board of Directors of Welbilt, Inc. (the “Company”) appointed Kimberly Perez to serve as the Company’s Vice President and Chief Accounting Officer (principal accounting officer) effective September 8, 2020. In her role, Ms. Perez will report to the Executive Vice President and Chief Financial Officer.

Ms. Perez, 53, has served as Senior Vice President and Chief Accounting Officer of Ditech Holding Corporation, an independent originator and servicer of mortgage loans, since 2011. In this role, she managed and oversaw accounting, financial reporting and tax matters of Ditech. Prior to that, Ms. Perez served as VP, Chief Financial Officer of Walter Investment Management Corp. (predecessor to Ditech) from 2009 to 2011. During her tenure at Walter Industries from 1997 to 2009, she held various senior leadership positions including VP, Chief Financial Officer - Financial Services Division, VP, Corporate Accounting and Asst. Controller, and Director of Accounting and Strategic Planning. Ms. Perez began her career as an auditor with PricewaterhouseCoopers LLP, where she held various roles from 1989 to 1997. Ms. Perez is a Certified Public Accountant and received her Bachelor of Science in Accounting and Finance from Florida State University.

Pursuant to the Company’s offer letter with Ms. Perez, Ms. Perez will receive an annual base salary of $275,000, her annual target short-term incentive award opportunity will be equal to 35% of her base salary (with a maximum opportunity of 200% of target) and her annual target long-term incentive award opportunity will be equal to $110,000. For 2020, her short-term incentive award will be guaranteed at 75% of the target level and both short term and long-term incentive award opportunities will be prorated from her date of employment. Additionally, Ms. Perez will receive a one-time sign-on award of 5,000 service-based restricted stock units, vesting ratably over a three-year period beginning with the first anniversary of the date of grant.

While employed by the Company, Ms. Perez will be eligible to participate in the Company’s health, welfare and other benefits arrangements and programs available to the Company’s employees generally, in accordance with their terms. She is also entitled to earn vacation time at 10 hours per month and to participate in the Company’s Deferred Compensation Plan and 401(k) retirement plan. Ms. Perez will also be eligible to receive a severance benefit in the event of a termination without cause in the amount equal to twelve months’ of her then-current base salary plus a prorated short-term incentive award for the year of termination, subject to certain conditions and restrictions.

Ms. Perez has agreed to enter into arrangements with the Company relating to confidentiality and non-disclosure, as well as non-solicitation covenants that generally continue to apply for two years following the end of Ms. Perez’s employment.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Ms. Perez and any of the Company’s executive officers or directors or person nominated or chosen to become a director or executive officer. There are no transactions in which Ms. Perez has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELBILT, INC.

Date: August 21, 2020	By:	/s/ Joel H. Horn
Joel H. Horn
Executive Vice President, General Counsel and Corporate Secretary

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